LIMITED POWER OF ATTORNEY

I, David S. Dury, appoint Linda V. Moore the undersigned's true and lawful attorney-in-
fact to;

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Phoenix Technologies Ltd., a Delaware corporation (the
"Company"), Forms 3,4 and 5 in accordance with Section 16(a) and the rules of the
Securities Exchange Act of 1934;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the (1) or (2) which, in the opinion of the attorney in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned. It is understood that the documents executed by the attorney-in-fact on behalf of the undersigned shall be in a form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned to the attorney-in-fact fall power and authority to do and perform any and every act required, necessary or proper to be done in the exercise of any of the rights and powers granted by this Limited Power of Attorney, as fully to as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned ratifies and confirms all that actions lawfully taken by the attorney-in-fact or his/her substitute, by virtue of this Limited Power of Attorney and the rights and powers granted. The undersigned acknowledges that neither the attorney-in-fact nor is the
Company is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 in respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney in-fact.

The undersigned has executed this Limited Power of Attorney as of this 21st day of
October 2002.